BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

                                 (212) 856-6858


                                 (212) 856-7816


                                 March 15, 2000




Lend Lease Hyperion
   High-Yield CMBS Fund, Inc.
One Liberty Plaza
New York, New York  10006

Gentlemen:

                  We have acted as counsel to Lend Lease Hyperion High-Yield CMBS Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 811- 07359 on Form N-2 and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

                  We have examined copies of the following documents relating to the creation of the Fund and the issuance and sale of the Common Stock: (a) the Articles of Incorporation, as amended, (b) a Certificate of Good Standing issued by the State of Maryland, (c) the By-Laws, as amended, of the Fund certified by an officer of the Fund, (d) the Notification of Registration on Form N-8A relating to the Fund, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"),
(e) the Registration Statement and all amendments thereto (said registration Statement, as amended by said amendments being herein call the "Registration Statement"), (f) the proposed form of the final Private Placement Memorandum, the Statement of Additional Information and the Subscription Agreement relating to the Common Stock which is expected to be filed with the Commission this day,
(g) the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion, and (h) a

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Lend Lease Hyperion
   High-Yield CMBS Fund, Inc.                                    March 15, 2000


certificate of an authorized officer of the Fund attached hereto as Exhibit A with respect to certain factual matters contained therein. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions except as to matters of Federal law and, with respect to the limited scope of this opinion, Maryland General Corporation Law.

                  Based exclusively on the foregoing, we are of the opinion that under existing law:

                  (i) The Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Private Placement Memorandum and Statement of Additional Information included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable; and

                  (ii) The Fund is duly and validly organized and validly existing as a corporation under the laws of the State of Maryland, and has all requisite power and authority under the Articles of Incorporation and Bylaws, as amended and such laws to enter into and carry out the terms of the Subscription Agreements, to conduct its business as described in the Articles of Incorporation, Bylaws and Private Placement Memorandum, and to issue and sell Common Stock of the Fund.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading in the Prospectus and in the Statement of
Information: "Counsel and Independent Auditors".

                                         Very truly yours,

                                         Battle Fowler LLP

908051.1